UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement.
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☐	Soliciting Material Pursuant to §240.14a-12.
LIME ENERGY CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1280 Landmeier Road
Elk Grove Village, Illinois 60007
April 25, 2008
Dear Fellow Stockholder:
On behalf of the Board of Directors, I cordially invite you to attend the 2008 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, June 4, 2008 at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007. The formal notice of the Annual Meeting appears on the following page.
The attached Notice of Annual Meeting and Proxy Statement contain detailed information about the matters that we expect to act upon at the Annual Meeting.
Please sign, date and specify your choices on the enclosed proxy card and promptly return it in the enclosed business reply envelope. This will help insure that your shares are represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may revoke your proxy and personally cast your vote.
We look forward to seeing you at the Annual Meeting and urge you to return your proxy card as soon as possible.
Sincerely,

/s/ David R. Asplund
Lime Energy Co.
David R. Asplund Chief Executive Officer

LIME ENERGY CO.
1280 Landmeier Road
Elk Grove Village, Illinois 60007

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 4, 2008

To the Stockholders of
LIME ENERGY CO.:
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lime Energy Co. will be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Wednesday, June 4, 2008, for the following purposes:
1.	To elect seven directors to our Board of Directors;

2.	To adopt 2008 Long-Term Incentive Plan; and

3.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year 2008.
     Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof. As of the date of this notice, our Board of Directors knows of no other proposals or matters to be presented.
     The foregoing items of business are more fully described in the proxy statement accompanying this notice. This proxy statement is accompanied by a copy of the annual report to stockholders. The Board of Directors has fixed the close of business on April 21, 2008 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.
     The Board of Directors encourages you to complete, sign and date the enclosed proxy card and promptly return it in the enclosed postage prepaid envelope, regardless of whether you plan to attend the Annual Meeting.

By Order of the Board of Directors,
/s/ Richard Kiphart
Richard Kiphart
Chairman of the Board of Directors
Elk Grove Village, Illinois
April 25, 2008

PROXY STATEMENT

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LIME ENERGY CO.
1280 Landmeier Road
Elk Grove Village, Illinois 60007

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held Wednesday, June 4, 2008

General Information
          This proxy statement and the enclosed proxy card are being furnished to our stockholders in connection with the solicitation of proxies by the Board of Directors of Lime Energy Co., a Delaware corporation, for use at our Annual Meeting of Stockholders to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Wednesday, June 4, 2008, and any adjournments thereof. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about April 25, 2008.
          We use the terms “Lime Energy,” the “Company,” “we,” “our” and “us” in this proxy statement to refer to Lime Energy Co. and its consolidated subsidiaries, unless the context otherwise requires.
          On January 16, 2008, our Board of Directors declared a 1-for-7 reverse stock split of our common stock, which became effective on January 28, 2008. All share and per share data included in this proxy statement have been adjusted to reflect this reverse stock split.
Solicitation
          The cost of this proxy solicitation will be borne by Lime Energy. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Those banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by us for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, we and our directors, officers and regular employees may also solicit proxies personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.
Record Date and Outstanding Shares
          Our Board of Directors fixed the close of business on April 21, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the close of business on the record date, we had 7,758,529, shares of common stock with voting rights as to certain matters outstanding. Each outstanding share of common stock on such date is entitled to one vote on each matter to be voted on at the Annual Meeting.
Required Vote
          The affirmative vote of a majority of the shares of common stock voted in person or by proxy at the Annual Meeting is required to elect the nominees to the Board of Directors and ratify the appointment of our independent auditors. Stockholders will not be allowed to cumulate their votes in the election of directors.

Quorum; Abstentions and Broker Non-Votes
          The required quorum for transaction of business at the Annual Meeting will be a majority of the total votes of the shares of common stock issued and outstanding as of the record date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will be taken into account in determining whether or not a quorum is present. Abstentions and broker non-votes, which occur when a broker has not received customer instructions and indicates that it does not have the discretionary authority to vote on a particular matter on the proxy card, will be included in determining the presence of a quorum at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the vote for the election of directors.
Voting of Proxies; Revocability of Proxies
          Our Board of Directors selected Jeffrey R. Mistarz and Robert Meier, the persons named as proxies on the proxy card accompanying this proxy statement, to serve as proxies. Mr. Mistarz is our executive vice president, chief financial officer, treasurer and corporate secretary, and Robert Meier is our Vice President of Engineering Services. The shares of common stock represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, the proxy will be voted in accordance with the recommendations of the Board of Directors contained in this proxy statement. Members of our management intend to vote their shares in favor of each of the proposals.
          All stockholders may vote in person at the Annual Meeting. You may also be represented by another person at the Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting.
          You can revoke a proxy you have given at any time before the shares it represents are voted by giving our secretary either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, you may change or revoke a previously executed proxy by voting in person at the Annual Meeting. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.
Dissenter’s Right of Appraisal
          There is no proposal or matter that will be acted upon in the meeting that would grant dissenting stockholders the right of appraisal.
Annual Report to Stockholders
          We are simultaneously furnishing to you with this proxy statement our Annual Report to Stockholders for the fiscal year ended December 31, 2007, which contains financial and other information pertaining to us.
Multiple Stockholders Sharing the Same Address
          Owners of common stock who hold their shares in a brokerage account may receive a notice from their broker stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate proxy statement, he or she may contact our Corporate Secretary at Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410 or by telephone at 847-437-1666.

PROPOSAL 1
ELECTION OF DIRECTORS
          At the Annual Meeting, seven nominees to the Board of Directors will be elected to hold office for a one year term ending at our 2009 Annual Meeting of stockholders or until their respective successors are duly elected and qualified. All nominees listed below are currently members of our Board of Directors and have consented to being named in this proxy statement and to serve as directors, if elected. If, at the time of the Annual Meeting, any nominee becomes unavailable or declines to serve as a director for any reason, the persons named in the proxy will vote for the substitute nominee(s) as the Board of Directors recommends, or vote to allow the vacancy created by the nominee who is unable or declines to serve to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve if elected to office.
Nominees for Director
          The following table presents the names of the director nominees as well as certain information about them. Proxies cannot be voted for a greater number of persons than the number of nominees named.

			Served as Director
Name	Age	Position Held with the Company	Since

David R. Asplund	50	Chief Executive Officer and Director	2002
Gregory T. Barnum	53	Director (1)(2)	2006
William R. Carey, Jr.	60	Director (3)	2006
Joseph F. Desmond	44	Director (1)(3)	2007
Richard P. Kiphart	66	Chairman of the Board of Directors and Director (2)(3)	2006
Daniel W. Parke	52	Director; President and Chief Operating Officer; President of Parke Industries, LLC	2005
David W. Valentine	38	Director (1)(2)	2004

(1)	Member of our Audit Committee.

(2)	Member of our Compensation Committee.

(3)	Member of our Governance and Nominating Committee.
          David R. Asplund has been one of our directors since June 2002 and has been our chief executive officer since January 2006. Mr. Asplund has a degree in mechanical engineering from the University of Minnesota. Prior to becoming our CEO, Mr. Asplund was president of Delano Group Securities, LLC, an investment banking firm in Chicago, Illinois, which he founded in 1999.
          Gregory T. Barnum has been one of our directors since March 2006. Mr. Barnum is currently the vice president of finance and chief financial officer of Datalink Corporation, an information storage architect. Prior to joining Datalink in March 2006, Mr. Barnum was the vice president of finance, chief financial officer and corporate secretary of Computer Network Technology Corporation. From September 1992 to July 1997, Mr. Barnum served as senior vice president of finance and administration, chief financial officer and corporate secretary at Tricord Systems, Inc., a manufacturer of enterprise servers. From May 1988 to September 1992, Mr. Barnum served as the executive vice president, finance, chief financial officer, treasurer and corporate secretary for Cray Computer Corporation, a development stage company engaged in the design of supercomputers. Prior to that time, Mr. Barnum served in various accounting and financial management capacities for Cray Research, Inc., a manufacturer of supercomputers. Mr. Barnum also serves on the board of Wireless Ronin Technologies, Inc. Mr. Barnum is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

          William R. (“Max”) Carey, Jr. has been one of our directors since March 2006. Mr. Carey is the chairman of the CRD Companies: CRD, CRD Capital, and CRD Analytics, which he founded in 1981. He is also a managing director of Entrepreneur Equity Corporation, an insurance broker that creates specialty products for middle market companies. Mr. Carey also serves on the boards of Kforce, Inc., Crosswalk.com and J.B. Hanauer & Co., and is a founding board member of Crosswalk.com.
          Joseph F. Desmond has been one of our directors since January 2007. Mr. Desmond is the Senior Vice President, External Affairs for NorthernStar Natural Gas, a developer of liquefied natural gas import terminals. From May 2005 until November 2006, Mr. Desmond served as the Chairman of the California Energy Commission. From May 2006 to November 2006 Mr. Desmond also served as the Under Secretary for Energy Affairs in the California Resources Agency. Prior to his public service for the State of California, Mr. Desmond served as President and Chief Executive Officer of Infotility, Inc., an energy consulting and software development firm based in Boulder, Colorado. From 1997 to 2000, Mr. Desmond was President and Chief Executive Officer of Electronic Lighting, Inc., a manufacturer of controllable lighting systems, and from 1991 to 1997 he was with Parke Industries, where he served as vice president.
          Richard P. Kiphart has been one of our directors since January 2006, when he also became chairman of our board of directors. Mr. Kiphart is the head of the Corporate Finance Department and a Principal of William Blair & Company Investment firm. In addition, Mr. Kiphart currently serves as a member of the board of directors of First Data Corp., and previously served on the Concord EFS board of directors from 1997 until 2004 and was chairman of the Concord board of directors from February 2003 until March 2004. Mr. Kiphart is also currently a director of Advanced Biotherapy, Inc. and Nature Vision, Inc. In addition he is the former chairman of the Merit Music School, is the president and chief executive officer of the Lyric Opera of Chicago, and the vice chairman of the Erikson Institute. He also serves on the board of DATA (Debt AIDS Trade Africa). Mr. Kiphart is the father in-law of David Valentine, one of our directors.
          Daniel W. Parke has served as one of our directors since October 2005 and has been our president and chief operating officer since June 2006 when we acquired Parke P.A.N.D.A. Corporation, which he owned and served as its president from its founding in 2001. In addition to serving as our president and chief operating officer, Mr. Parke continues to serve as the president of Parke, which is now named Parke Industries LLC. Mr. Parke was previously a founder of Parke Industries, Inc., an energy solutions provider which was acquired in February 1998 by Strategic Resource Solutions, an unregulated subsidiary of Carolina Power & Light.
          David W. Valentine has been one of our directors since May 2004. Mr. Valentine is currently the chief operating officer and a founding principal of Victory Park Capital, a private investment firm. Prior to co-founding Victory Park, Mr. Valentine served as the portfolio manager of Private Investments for a Chicago-based hedge fund as well as the Global Head Debt Private Placements for UBS Investment Bank. Prior to UBS, Mr. Valentine held several investment banking positions at ABNAMRO and Harris Nesbitt. Mr. Valentine also serves on the board of directors for Innovomed, Inc., Advanced Biotherapy, Inc. and Trustwave, Inc. He is also on the board of directors of a Washington DC-based advocacy group, the Friends of the Global Fight Against Aids, Tuberculosis, and Malaria. Mr. Valentine is the son-in-law of Richard Kiphart, our chairman.

The Board of Directors recommends that the stockholders vote
“FOR”
the election of all of the director nominees.

Director Attendance
          During the fiscal year ended December 31, 2007, the Board of Directors held seven formal meetings. In addition, there were four meetings of the Audit Committee, three meetings of the Compensation Committee and one meetings of our Governance and Nominating Committee. During 2007, all members of the Board of Directors attended at least 75% of the total of all board meetings and applicable committee meetings, except for Mr. Kiphart who attended 70% of our Board meetings. We encourage our Board members to attend our Annual Meeting, but we do not have a formal policy requiring attendance. All of our Board members attended last year’s Annual Meeting.
Independent Directors
          Of the seven directors currently serving on the Board, all of whom are director nominees in this proxy statement, the Board has determined that each of Messrs. Barnum, Carey, Desmond, Kiphart and Valentine are independent as defined in Section 4200(a)(15) of the NASDAQ listing standards. Although a company owned by Mr. Carey provided services to us during 2006 and 2007, the Board determined that the fees paid to this company were insufficient to cause Mr. Carey to lose his independence. Messrs. Asplund and Parke are not considered independent because they also serve as executive officers of Lime Energy.
COMPENSATION OF DIRECTORS
Director Compensation Program
          Effective April 1, 2000, we adopted a stock option plan for all non-employee directors that is separate and distinct from the 2001 Stock Incentive Plan. The plan was amended on July 11, 2006 to provide that eligible directors receive an initial option grant upon being appointed to our Board of Directors to purchase 14,286 shares of our common stock, and a grant of options to purchase an additional 7,143 shares on the first day of January beginning on the second January following the date the director became an eligible director. These options have an exercise price equal to the closing price of our common stock on the grant date and a term of ten years. The initial options vest on first day of January following the initial grant date or six months following the initial grant date, whichever is later, if the individual is still a director on the vesting date. All future grants vest in two equal amounts, one amount on the grant date and the balance on the anniversary of the grant date, if the individual is still a member of the Board of Directors on such anniversary date.
          We granted options to purchase 49,996 shares under the directors’ stock option plan during 2007, and options to purchase 104,753 shares were outstanding under this plan as of December 31, 2007.
          Directors who are also our employees receive no additional compensation for their services as directors.

Director Compensation Table
     The following table provides compensation information for the year ended December 31, 2007 for each of our non-executive directors.

	Fees Earned or Paid
	in Cash	Stock Awards	Option Awards	All Other	Total
Name	($)	($)	($)(1)(2)	Compensation ($)	($)

Gregory T. Barnum	—	—	42,807	—	42,807
William R. Carey, Jr.	—	—	42,807	52,500 (3)	95,307
Joseph F. Desmond (4)	—	—	80,337	—	80,337
Richard P. Kiphart	—	—	40,024	—	40,024
Gerald A. Pientka (5)	—	—	1,301		1,301
David W. Valentine	—	—	34,020	—	34,020

(1)	Amounts represent the compensation cost recognized during 2007 of stock awards granted in and prior to 2007 based on the grant date fair value recognized over the requisite service period in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R). The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption
(value weighted-average)	2007	2006	2005
Risk-free rate	4.75%	5.02%	2.27%
Dividend yield	—	—	—
Expected volatility	83%	90%	65%
Expected life (years)	5.4	5.6	9.1

(2)	The following options were granted to directors during 2007:

					Aggregate Options
				Grant Date Fair	Outstanding as of
	Options Awarded	Grant Date	Exercise Price	Value($)	12/31/2007
Gregory T. Barnum	7,142	1/2/2007	$6.30	32,925	22,142
William R. Carey, Jr.	7,142	1/2/2007	$6.30	32,925	22,142
Joseph Desmond	14,286	1/26/2007	$7.56	80,573	14,286
Richard P. Kiphart	7,142	1/2/2007	$6.30	32,925	22,142
Gerald A. Pientka	7,142	1/2/2007	$6.30	32,925	1,425
David W. Valentine	7,142	1/2/2007	$6.30	32,925	22,616

(3)	We retained Corporate Resource Development, a company owned by Mr. Carey, during 2007 to provide sales training and sales and marketing consulting services. In exchange for these services, we paid Corporate Resource Development $52,500.

(4)	Mr. Desmond joined our Board of Directors in January 2007.

(5)	Mr. Pientka resigned from our Board of Directors in June 2007.

Compensation Committee Interlocks and Insider Participation
          No member of our Board’s Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.
Committees of the Board of Directors
          The Board of Directors has an Audit Committee, Compensation Committee and a Governance and Nominating Committee.
          Audit Committee
          The Audit Committee, which is composed entirely of non-employee, independent directors, held four meetings during 2007. Each of the members of the Audit Committee attended all of the meetings of the Committee held in 2007. The Audit Committee meets periodically and separately in executive sessions with management and the independent auditors to review the activities of each. The Audit Committee possesses and may exercise the powers of the Board of Directors relating to our accounting, auditing, and financial reporting matters, except when such powers are by statute or the Certificate of Incorporation or Bylaws reserved to the full Board or delegated to another committee of the Board. The Audit Committee reports regularly to the full Board on these matters. The Audit Committee is directly responsible for the appointment, compensation, and oversight of our independent auditors. Among other duties, the Audit Committee:
•	recommends the independent auditors to the Board;

•	pre-approves all audit and non-audit services provided to us by the independent auditors;

•	monitors the independence of the independent auditors;

•	reviews and approves:
•	the scope and timing of work to be performed by the independent auditors

•	compensation to be paid to the independent auditors

•	financial accounting and reporting principles used by the Company

•	results of the audit and the report of the independent auditors

•	transactions involving the Company and our officers, directors, affiliates and significant stockholders
•	discusses our annual audited financial statements and quarterly financial statements with management and the independent auditors;

•	considers allegations made, if any, of possible financial fraud or other financial improprieties;

•	prepares an Audit Committee report as required by the SEC to be in this proxy statement; and

•	reviews and reassesses the adequacy of the Audit Committee charter at least annually.

          The Audit Committee’s current members are directors Greg Barnum (Committee Chairman), Joseph Desmond and David Valentine. Our Board of Directors has determined that Mr. Barnum qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of SEC Regulation S-K. The Board also believes that Messrs. Barnum, Desmond and Valentine are “independent” as defined by Section 4200 (15) of the NASDAQ listing standards. The Board of Directors adopted an Audit Committee Charter effective April 19, 2000, which was amended effective January 31, 2001 to combine the Conflicts Committee with the Audit Committee. A copy of the Audit Committee’s charter is available on our website (www.lime-energy.com) under the heading “Investor Relations” and subheading “Corporate Governance.”
          Compensation Committee
          The Compensation Committee, which is composed of three independent directors—David Valentine (Committee Chairman), Greg Barnum and Richard Kiphart, was formed in 2001 upon the Board of Directors’ adoption of a Compensation Committee charter. The Compensation Committee held three meeting during 2007, each of which was attended by all members. A copy of the Compensation Committee’s charter is available on our website (www.lime-energy.com) under the heading “Investor Relations” and subheading “Corporate Governance.” The Compensation Committee’s responsibilities are to:
•	review and recommend to the Board of Directors the annual salary, bonus, stock options and other benefits of our senior executives;

•	review executive compensation programs and the administration thereof;

•	plan for executive development and succession;

•	review expense accounts and fringe benefits of executive management;

•	administer our stock option and stock incentive programs; and

•	review and recommend to the Board of Directors the compensation of members of the Board of Directors.
          Governance & Nominating Committee
          The Governance and Nominating Committee, which is composed of three independent directors—William Carey (Committee Chairman), Joseph Desmond and Richard Kiphart, was formed in 2004 upon the Board of Directors’ adoption of a Governance and Nominating Committee Charter. A copy of the Governance and Nominating Committee’s charter is available on our website (www.lime-energy.com) under the heading “Investor Relations” and subheading “Corporate Governance.” The Board believes that Messrs. Carey, Desmond and Kiphart are independent directors as defined by Section 4200 (15) of the NASDAQ listing standards. Prior to the establishment of the Governance and Nominating Committee, the recruitment and selection of candidates for Board of Directors was handled by the Compensation Committee. The Governance and Nominating Committee held one meetings in 2007, each of which was attended by all members. The Governance and Nominating Committee’s responsibilities are to:
•	develop and recommend to the Board of Directors policies and processes designed to provide for effective and efficient governance;

•	plan Board education activities, including new member orientation;

•	evaluate the size and composition of the Board of Directors, develop criteria for membership on the Board of Directors, and evaluate the independence of existing and prospective directors, and make recommendations to the Board concerning such matters;

•	seek and evaluate qualified individuals to become directors;

•	evaluate the nature, structure and composition of other committees of the Board of Directors and make recommendations to the Board concerning such matters; and

•	assess the performance of the Board of Directors.

Selection of Board Nominees
          Our Governance and Nominating Committee is responsible for identifying and evaluating Board candidates using one or more informal processes deemed appropriate for the circumstances. All of our directors and executive officers play a significant role in bringing potential candidates to the attention of the Committee. Last year, Mr. Parke recommended Mr. Joseph Desmond to the Committee. Mr. Desmond became a member of the Board on January 26, 2007. A determination of whether to pursue discussions with a particular individual will be made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the chief executive officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and relevant business experience and to be committed to representing the long-term interests of all stockholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.
          Once appropriate candidates have been identified, the Committee will recommend nominations to our Board. Our Governance and Nominating Committee has not adopted a policy or procedure for the consideration of director candidates recommended by stockholders. Our Board does not recall an instance in which a stockholder (other than a stockholder serving as an officer or director) has recommended a director candidate; however, the Governance and Nominations Committee will consider all timely stockholder recommendations. For the 2009 Annual Meeting of Stockholders, nominations may be submitted to the Corporate Secretary, Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410, which will forward them to the Chairman of the Governance and Nominating Committee. Recommendations must be in writing, must specify the candidate’s qualifications for serving as a director and must be received by us not later than December 15, 2008, in order for nominees to be considered for election at our 2009 Annual Meeting of Stockholders.
Codes of Conduct and Business Ethics
          We have adopted a code of ethics as part of our compliance program. This code of ethics applies to our chief executive officer and our chief financial officer. In addition, we have a Code of Conduct and Business Ethics that applies to all of our officers, directors and employees. These codes of ethics are available on our website (www.lime-energy.com) under the heading “Investor Relations” and subheading “Corporate Governance.” We intend to post amendments to or waivers from the Code of Ethics which are applicable to our directors, principal executive officer and principal financial officer at this location on our website.
EXECUTIVE OFFICERS
          The table below identifies our executive officers who are not identified in the table under “Nominees for Director.”

Name	Age	Position Held with the Company

Jeffrey R. Mistarz	50	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary
          Jeffrey R. Mistarz has been our chief financial officer since January 2000, our treasurer since October 2000, an executive vice president since November 2002, our assistant secretary since February 2003 and our secretary since June 2006. From January 1994 until joining us, Mr. Mistarz served as chief financial officer for Nucon Corporation, a privately held manufacturer of material handling products and systems, where he was responsible for all areas of finance and accounting, managing capital and stockholder relations. Prior to joining Nucon, Mr. Mistarz was with First Chicago Corporation (now JPMorgan Chase & Co.) for 12 years where he held several positions in corporate lending, investment banking and credit strategy.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
          The following tables list certain information, as of April 21, 2008, regarding the beneficial ownership of our outstanding common stock by (1) the persons known to us to beneficially own greater than 5% of each class of our voting securities, (2) each of our directors and named executive officers, and (3) our directors and executive officers, as a group. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them, and the address of each person listed in the following table is c/o Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.
Beneficial Owners of Greater Than 5% of Each Class of Our Common Stock:

		Common	Common Shares
	Common	Shares	Issuable Upon
	Shares	Issuable Upon	Exercise of
Name	Directly Held	Exercise of Warrants	Options(1)	Total	%
Duke Investments, LLC (2)	443,846	5,714	476 (3)	450,036	5.796
Richard P. Kiphart	2,133,894	133,908	25,713	2,293,515	28.965
Leaf Mountain Company (4)	473,233	—	—	473,233	6.100
Daniel R. Parke	709,886	—	67,379	777,265	9.932
SF Capital Partners Ltd. (5)	621,297	— (6)	—	621,297	8.008

Directors and Executive Officers:

		Common	Common Shares
	Common	Shares	Issuable Upon
	Shares	Issuable Upon	Exercise of
Name	Directly Held	Exercise of Warrants	Options(1)	Total	%
Directors and Executive Officers
David R. Asplund	266,072 (7)	643 (8)	444,283	710,998	8.667
Gregory T. Barnum	—	—	25,713	25,713	*
William R. Carey	—	21,429	25,713	47,142	*
Joseph F. Desmond	—	—	14,286	14,286	*
Richard P. Kiphart	2,133,894	133,908	25,713	2,293,515	28.965
Jeffrey R. Mistarz	992	—	105,715	106,707	1.357
Daniel R. Parke	709,886	—	67,379	777,265	9.932
David W. Valentine	50,843	—	26,187	77,030	*
All directors and executive officers as a group (8 persons)**	3,161,687	155,980	734,989	4,052,656	46.854

*	Denotes beneficial ownership of less than 1%.

**	Eliminates duplication

(1)	Represents options to purchase common stock exercisable within 60 days of April 21, 2008.

(2)	Duke Investments, LLC, formerly known as Cinergy Technologies, Inc., is a wholly owned subsidiary of Duke Energy Corporation. The business address of Duke Investments, LLC is 139 East Fourth Street, Cincinnati, Ohio 45202. Duke Energy Corporation is a publicly owned entity. Greg Wolf, a vice president of Duke Investments, LLC, has the authority to vote and dispose of the shares held by Duke Investments, LLC.

(3)	Reflects stock options awarded pursuant to the Directors’ Stock Option Program to former directors of the Company who were employees of Duke Investments, LLC. The policies of Duke Investments provide that director compensation be paid to the Duke Investments rather than to the individual.

(4)	John J. Jiganti is the Manager of Leaf Mountain Company and has the sole decision-making power with respect to Leaf Mountain Company’s investment in Lime Energy. The business address of Leaf Mountain Company, LLC is 190 South LaSalle Street, Suite 1700, Chicago, Illinois 60603.

(5)	SF Capital Partners Ltd. is a British Virgin Island company. Staro Asset Management, L.L.C., a Wisconsin limited liability company, acts as investment manager and has sole power to direct the management of SF Capital Partners. Through Staro Asset Management, Messrs. Michael A. Roth and Brian J. Stark possess sole voting and dispositive power over all shares owned by SF Capital Partners, but disclaim beneficial ownership of such shares. The mailing address for SF Capital Partners is c/o Stark Offshore Management, LLC, 3600 South Lake Drive, St. Francis, WI 53235.

(6)	Excludes warrants to purchase 5,714 shares of common stock that contain provisions known as “exercise caps” which prohibit the holder of the warrants (and its affiliates) from exercising such warrants to the extent that giving effect to such exercise, such holder would beneficially own in excess of 4.999% and 9.999% of our outstanding common stock, as the case may be. The holder can waive the 4.999% limit, but such waiver will not become effective until the 61st day after such notice is delivered to us, and these limits will not restrict the number of shares of common stock which a holder may receive or beneficially own in order to determine the amount of securities or other consideration that such holder may receive in the event of a merger or other business combination or reclassification involving the Company. The table set forth above reflects the operation of such exercise caps in that we have not included 5,714 shares of common stock issuable pursuant to such warrants as SF Capital Partners has advised us that it does not beneficially own such shares due to the fact that it cannot exercise its right to purchase these shares at this time. In the absence of such caps, SF Capital would be able to purchase all the shares issuable upon exercise of these warrants and would have a beneficial ownership percentage of 8.076%.

(7)	Excludes shares owned by Mr. Asplund’s wife and adult daughter, for which Mr. Asplund disclaims ownership.

(8)	Includes warrants to purchase 286 shares of common stock held by Delano Group Securities, LLC, of which Mr. Asplund is the principal owner.
Changes in Control
          We are not aware of any arrangements, including any pledge by any person of our stock, the operation of which may at a subsequent date result in a change of control of the Company.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16 of the Securities Exchange Act of 1934 requires our directors and officers (as defined in Section 16) and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. Directors, officers and greater than 10% stockholders are required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) reports filed. Based solely on our review of the reports we have received and on written representations from our officers who are reporting persons, we believe that during 2007 all Section 16 filing requirements applicable to our directors, officers and 10% beneficial owners were complied with by these persons, except that Messrs. Asplund, Desmond, Kiphart, Pisano, and Valentine, each filed one report late to report a transaction and Mr. Desmond’s initial statement on Form 3 was filed late.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CONTROL PERSONS
Transactions with Related Persons
          During the second quarter of 2007, we entered into a loan agreement with eight investors, or Investors, including Richard Kiphart, our chairman and largest individual stockholder, under which the Investors lent us $5 million in the form of subordinated convertible term notes. The term notes mature on May 31, 2010, although they may be prepaid at anytime after May 31, 2008 at our option without penalty, and they accrue interest at the rate of 10% per year. Interest is payable quarterly, 50% in cash and 50% in shares of our common stock valued at the market price of the stock on the interest due date. The term notes are convertible at any time at the Investors’ election at $7.00 per share and will automatically convert to shares of common stock at $7.00 per share, if, at any time after May 31, 2008 the closing price of the common stock exceeds $10.50 per share for 20 days in any consecutive 30-day period. As part of the transaction, we issued the Investors four-year warrants to purchase 206,044 shares of our common stock at $7.28 per share.
          On March 12, 2008, we entered into a $3 million revolving line of credit note with Advanced Biotherapy, Inc. and Richard Kiphart, our chairman and largest individual investor. The note matures on March 31, 2009 and bears interest at 17% per annum, with 12% payable in cash and the remaining 5% to be capitalized and added to the principal balance on the note. The note also requires the payment of an unused funds fee of 4% per annum on the unused portion of the note. We may borrow any amount, at any time during the term of the note as long as we are not in default at the time of the advance, provided that the total advances under the note, net of repayments, may not exceed $3 million. If we terminate the note before its scheduled maturity we will be required to pay a termination fee based on a formula that is approximately equal to $411 for each day remaining before the scheduled maturity.
          Events of default include:
•	failure to pay interest or unused funds fees within 10 days of written demand;

•	failure to pay outstanding principal and accrued interest thereon on the maturity date;

•	failure to pay termination fees on the termination date;

•	making an assignment for the benefit of creditors or admit in writing our inability to pay our debts generally as they become due; or an order, judgment or decree is entered adjudicating us bankrupt or insolvent; or any order for relief with respect us is entered under the Federal Bankruptcy Code; or we petition or apply to any tribunal for the appointment of a custodian, trustee, receiver or liquidator, or of any substantial part of our assets, or commence any proceeding relating to us under bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against us and such petition, application or proceeding is not dismissed within 60 days; or

•	selling substantially all of our assets.
Mr. Kiphart is the Chairman of the Board of Advanced Biotherapy, Inc., and owns the majority of the common stock of Advanced Biotherapy. David Valentine, one of Lime Energy’s directors, is also a director and stockholder of Advanced Biotherapy.

Review, Approval or Ratification of Transactions with Related Persons
          Our Audit Committee charter requires the Audit Committee to review and approve all related-party transactions involving us and our officers, directors, affiliates and significant stockholders to assure that they are fair to the Company prior to entering into any such transaction. Three types of related-party transactions are not included in this policy:
•	executive officers’ participation in employee benefits which are available to all employees generally;

•	transactions involving routine goods or services which are purchased or sold by us on the same terms as are generally available in arm’s length transactions with unrelated parties; however, such transactions are still subject to approval by our authorized representative in accordance with internal policies and procedures applicable to such transactions with unrelated third parties; and

•	compensation decisions with respect to executive officers other than the CEO, which are made by the Compensation Committee pursuant to recommendations of the CEO, as is described under “Executive Compensation” below.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
          Overview of Executive Compensation Program
          We have not had a formalized program for determining executive compensation. In fact, three of the four current executive officers (Messrs. Asplund, Parke and Pisano) receive most of their compensation under written employment agreements that were negotiated in connection with their becoming our employees. In each of these instances, the Board of Directors approved the employment agreement and the terms were negotiated at the time in light of specific circumstances. However, in general, our executive officers have received compensation consisting of three components:
•	a cash component, consisting of salary meant to be competitive with salaries such individuals could obtain from other employers;

•	eligibility for annual cash bonuses determined by the Compensation Committee based on our performance; and

•	stock options intended to reward achievement of long-term goals and align the interests of our executive officers with those of our stockholders.
          In certain cases, we have provided automobile allowances to executives who are expected to use their cars for Company business. Executive officers participate in group health and disability insurance on the same basis as other full-time employees and certain executives were offered individual life and disability insurance policies as part of their hiring agreements.
          Except as noted above with respect to the current employment agreements with Messrs. Asplund, Parke and Pisano, the Compensation Committee of the Board of Directors makes all compensation decisions for our executive officers. Generally, compensation decisions for executive officers other than our chief executive officer have been made by the Compensation Committee pursuant to recommendations made by the CEO. We have not used consultants in connection with making compensation decisions and do not have any current engagement with any consultant related to executive or director compensation.

          Objectives of Compensation Program
          Compensation of our executive officers is intended to reward improved overall financial performance of the Company, and to reward performance achievements and increases in stockholder value over the long term.
•	Annual salaries for executive officers have been established with the goal of attracting and retaining qualified individuals for the positions. These salaries have been determined on a case-by-case basis.

•	Eligibility for annual cash bonus awards has been based on our performance but not specific performance goals. The amount of bonus for which an individual is eligible for any year has been determined on a case-by-case basis.

•	Stock options awards are intended to reward achievement leading to increases in our profitability and stockholder value over the longer term. The amounts of awards have been determined on a case-by-case basis.
          In order to reward superior short-term performance, cash compensation each year has included eligibility for a cash bonus in the discretion of the Compensation Committee, subject to approval of the Board.
          To motivate executive officers to achieve the longer-term goal of increasing our profitability and stockholder value, and to reward them for achieving such long-term goals, stock options have been included as part of the compensation structure for our executive officers. Stock options also provide an increased opportunity for equity ownership by our executive officers, thereby further aligning their interest with those of our stockholders. Option grants have been made on a case-by-case basis. A typical stock option grant has been structured to have a ten year exercise period, to vest over a period of years, with vesting also depending upon the executive remaining employed by us, and to have an exercise price equal to the market price on the grant date. In certain cases, options have been granted at an exercise price higher than the market price. We have not granted options with an exercise price that is less than the market price on the grant date.
          Stock price performance has not been a factor in determining annual compensation because the price of the common stock is subject to factors which may not reflect our performance and are outside of our control.
          We do not have a formula for allocating between cash and non-cash compensation. The number of stock options awarded to an executive officer has been decided on a case-by-case basis taking into consideration other components of compensation, not pursuant to any specific guidelines or program. Most of the stock options we have awarded to executive officers have been pursuant to written employment agreements entered into when the executive joined us, or pursuant to extending such employment under a new written agreement.
          An exception to this occurred in July 2006, when a number of stock option grants to executives and other employees were made following consummation of the transactions which closed at the end of June. Options granted to executive officers in July 2006 are described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements” below.

          Accounting and Tax Considerations
          Our stock option grant policies have been impacted by the implementation of SFAS No. 123(R), which we adopted effective on January 1, 2006. Under this accounting pronouncement, we are required to value unvested stock options granted prior to our adoption of SFAS 123(R) under the fair value method and expense those amounts in the income statement over the stock option’s remaining vesting period. As a result of adopting SFAS No. 123(R), $3,726,731 and $4,828,955 of share based compensation expense was included in the results for 2007 and 2006, respectively.
          Current Executive Officers
          We currently have three executive officers: David Asplund, our Chief Executive Officer, Daniel Parke, our President and Chief Operating Officer and the president of Parke Industries, LLC, our subsidiary, and Jeffrey Mistarz, Chief Financial Officer. Leonard Pisano, our former executive vice president of business development and the president of Maximum Performance Group, Inc., our subsidiary, resigned from the Company in February 2008.
Compensation Committee Report
          The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
MEMBERS OF THE COMPENSATION COMMITTEE:
David W. Valentine, Chair
Gregory T. Barnum
Richard P. Kiphart

2007 Summary Compensation Table
          The following table sets forth the compensation earned, awarded or paid for services rendered to us for the year ended December 31, 2007 and the year ended December 31, 2006 by our principal executive officer (PEO), our principal financial officer (PFO), and our two other executive officers, one of whom resigned following the end of the fiscal year. These persons are referred to, collectively, as the “named executive officers.”

Name and			Salary	Bonus	Stock	Option Awards ($)		All Other
Principal Position	Year		($)	($)	Awards ($)	(1)		Compensation ($)		Total ($)

David R. Asplund	2007		285,000	25,000	—	1,505,494	(2)	28,040	(3)	1,842,934
Chief Executive Officer	2006		268,923	—	—	2,061,732	(4)	20,662	(5)	2,351,317
(PEO)

Jeffrey R. Mistarz	2007		210,000	15,000	—	329,692		6,197	(6)	560,889
Executive Vice	2006		210,000	—	—	402,059		6,518	(6)	618,577
President & Chief Financial Officer (PFO)

Daniel W. Parke	2007		250,000	25,000	—	355,803	(7)	10,206	(8)	641,009
President, Chief	2006	(9)	128,892	—	—	304,810	(10)	50,644	(11)	484,346
Operating Officer of Lime Energy Co. & President of Parke Industries, LLC

Leonard Pisano	2007		225,000	—	—	419,536		6,606	(12)	651,142
Former Executive Vice	2006		225,000	—	—	594,991		6,399	(13)	826,390
President of Business Development & President of Maximum Performance Group, Inc.

(1)	Amounts represent the compensation cost recognized during 2007 of stock awards granted in and prior to 2007 based on the grant date fair value recognized over the requisite service period in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123(R). The value weighted-average significant assumptions used to determine the grant date fair value are as follows:

Significant Assumption
(value weighted-average)	2007	2006	2005
Risk-free rate	4.57%	5.02%	2.27%
Dividend yield	—	—	—
Expected volatility	89%	90%	65%
Expected life (years)	6.0	5.6	9.1

(2)	Includes the costs recognized during 2007 of director options awarded to Mr. Asplund prior to his employment with us totaling $658.

(3)	Includes $18,652 for the cost of life and long-term disability insurance, $6,600 of auto allowance and the $2,788 cost of membership to a business club provided to Mr. Asplund.

(4)	Includes the costs recognized during 2006 of director options awarded to Mr. Asplund prior to his employment with us totaling at $4,636.

(5)	Includes $11,873 for the cost of life and long-term disability insurance, $6,325 of auto allowance and the $2,464 cost of membership to a business club provided to Mr. Asplund.

(6)	Represents the cost of life insurance and long-term disability insurance provided to Mr. Mistarz.

(7)	Includes the costs recognized during 2007 of director options awarded to Mr. Parke prior to his employment with us totaling at $3,693.

(8)	Includes $9,600 of auto allowance and $606 for the cost of group life and long-term disability insurance provided Mr. Parke.

(9)	Mr. Parke became our President effective June 30, 2006 when we acquired his company, Parke P.A.N.D.A. Corporation. The compensation reported for Mr. Parke in 2006 only included the amounts paid to him since June 30, 2006.

(10)	Includes the costs recognized during 2006 of director options awarded to Mr. Parke prior to his employment with us totaling at $11,880.

(11)	During January 2006, we entered into a consulting agreement with Parke P.A.N.D.A. Corporation to provide sales and marketing consulting services. Parke P.A.N.D.A. is a company which at the time was beneficially owned by Daniel Parke. Pursuant to the consulting agreement we agreed to pay Parke P.A.N.D.A. $10,000 per month and to reimburse it for any expenses incurred as a result of its work. We paid Parke P.A.N.D.A. a total of $50,000 for its services and reimbursed it $11,155 for expenses during the six months ended June 30, 2006. This agreement was terminated in May 2006 prior to the acquisition of Parke P.A.N.D.A. Corporation on May 29, 2006. Also includes $644 for the cost of long-term disability insurance provided to Mr. Parke.

(12)	Includes $6,000 of auto allowance and $606 for the cost of group life and long-term disability insurance provided Mr. Pisano.

(13)	Includes $6,000 of auto allowance and $399 for the cost of long-term disability insurance provided to Mr. Pisano.
Employment Contracts, Termination of Employment and Change-in-Control Arrangements
          Messrs. Asplund, Mistarz and Parke
          We have employment agreements with each of our current named executive officers: David R. Asplund, Jeffery Mistarz, and Daniel Parke. These agreements fix each of the officer’s minimum base compensation, and the current annual salary for each is as follows: Mr. Asplund—$285,000, Mr. Mistarz—$210,000 and Mr. Parke—$250,000. Each of these employment agreements terminates on December 31, 2010. In addition, Mr. Parke is entitled to an $800 monthly automobile allowance.
          Under their employment agreements, each of Messrs. Asplund, Mistarz and Parke are entitled to certain benefits if their employment terminates for certain reasons. If he should die during the term of his contract, all of his unvested stock options would immediately vest. In addition, all such stock options and any previously vested stock options would be exercisable for a period of one year following the date of death.
          If any of Messrs. Asplund, Mistarz or Parke should become permanently disabled such that he could not perform his duties for 180 consecutive days or for 180 days in any period of 12 consecutive months, we would have the right to terminate his employment, then any stock options which were then already vested would be exercisable for a period of 180 days following such termination.
          If any of Messrs. Asplund, Mistarz or Parke should terminate his employment during the term of the contract for reasons other than death, disability or uncured default by us under the agreement, then any vested stock options as of the date of termination shall be exercisable for 90 days following the date of termination.
          If we should terminate any of the current named executive officers prior to the scheduled expiration of his respective contract, for any reason other than death, disability or “Due Cause,” as defined in the employment agreement, or if Messrs. Asplund, Mistarz or Parke should choose to terminate his employment because we defaulted in our obligations under the agreement and failed to cure such default after notice, then all unvested stock options that are scheduled to vest within one year of the date of termination will immediately vest. In addition, all such stock options and any previously vested stock options would be exercisable for a period of one year following the date of termination. Additionally, we will pay the terminated current named executive officer, as severance compensation, (i) six months’ salary at his then current rate, in installments in accordance with our regular payroll, plus (ii) any bonus earned as of the termination date, in accordance with the terms of such bonus, plus (iii) any accrued unused vacation, which will be paid on the next regular payroll date.

          “Due Cause” is defined as any of (i) a material breach by the respective current named executive officer of his agreement not cured within 15 calendar days following written notice thereof, (ii) commission of a felony, or theft or embezzlement of our property, (iii) actions which result in material injury to our businesses, properties or reputation, (iv) refusal to perform or substantial neglect of the duties assigned to the respective officer not remedied within 15 calendar days following written notice thereof, or (v) any material violation of any statutory or common law duty of loyalty to us.
          In addition to the foregoing, upon occurrence of a change of control, all stock options granted to Messrs. Asplund, Mistarz and Parke shall immediately vest and become exercisable. In general, a “Change of Control” is deemed to have occurred when (i) we are merged or consolidated with another entity that is not then controlled by us and an unrelated entity acquires the ability to elect a majority of our Board of Directors or holds a majority of our common stock, or (ii) in the case of Mr. Asplund, substantially all of our assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with us; and in the case of Messrs. Mistarz and Parke, a majority of our assets are sold or otherwise transferred to another entity that is not then controlled by or affiliated with us.
          Each of the employment agreements of Messrs. Asplund and Mistarz imposes non-competition, non-solicitation and confidentiality obligations, which are not separately compensated. The non-competition obligation covers the employment period and extends for two years after termination. We, Parke Industries, LLC and Mr. Parke entered into a non-competition agreement that imposes on Mr. Parke non-competition obligations until June 30, 2008. This non-competition obligation is not separately compensated and was part of the consideration in the acquisition of Parke P.A.N.D.A. Corporation.
          Mr. Pisano
          Mr. Pisano had an employment agreement with our subsidiary, Maximum Performance Group, Inc. to serve as its president for a three-year period ending May 2, 2008 at a base salary of $225,000 plus a monthly auto allowance of $500. Mr. Pisano resigned effective February 28, 2008, and he is not eligible for any termination or other severance payments. The employment agreement imposes on Mr. Pisano non-competition, non-solicitation and confidentiality obligations until February 28, 2010.
Potential Payments Upon Termination Or Change In Control
     The following table show potential payments to the current named executive officers under existing contracts, agreements, plans or arrangements, whether written or unwritten, for various scenarios involving a change-in-control or termination of employment assuming a December 31, 2007 termination date and, where applicable, using the closing price of our common stock of $9.45 per share on that date.

		Involuntary	Involuntary
	Voluntary	Termination —	Termination —	Change in
	Termination	Not For Cause	For Cause	Control	Death	Disability
Name(1)	(2)	(3)	(4)	(5)	(6)	(6)

David R. Asplund	$366	$142,866	$366	$0	$366	$366
Jeffrey R. Mistarz	$4,038	$109,038	$4,038	$0	$4,038	$4,038
Daniel W. Parke	$14,423	$139,423	$14,423	$0	$14,423	$14,423

(1)	Excludes Leonard Pisano who resigned in February 2008.

(2)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon a voluntary termination of their employment.

(3)	Under the terms of their employment contracts, Messrs. Asplund, Mistarz and Parke are entitled to any accrued but unpaid salary and vacation as well as six months severance pay for an involuntary termination of their employment without cause.

(4)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon an involuntary termination for cause.

(5)	None of the listed persons would be entitled to any payments upon a change of control unless they were involuntarily terminated without cause, but upon a change of control the unvested options held by Messrs. Asplund, Mistarz and Parke would immediately vest. As of December 31, 2007 the intrinsic value of executives’ options were as follows:

Value*

David Asplund	$1,665,002.00
Jeffrey Mistarz	352,500.00
Daniel Parke	227,265.00

*	Calculated as the difference between the market value on December 31, 2007 of $9.45 per share and the option strike price

(6)	None of the listed persons are entitled to more than accrued but unpaid salary and vacation upon their death or permanent disability, but upon a upon such an event the unvested options held by Messrs. Asplund, Mistarz and Parke would immediately vest.
Grants of Plan-Based Awards for 2007
          The following table sets forth certain information with respect to options granted during or for the fiscal year ended December 31, 2007 to each named executive officer. There are no estimated future payouts under non-equity or equity incentive plan awards.

				All Other Option
			All Other Stock	Awards: Number		Grant Date Fair Value
			Awards: Number	of Securities	Exercise or Base	of Stock and Option
		Committee Action	of Shares of Stock	Underlying	Price of Option	Awards
Name	Grant Date	Date	or Units (#)	Options (#)	Award ($/sh)	($)(1)

Dave R. Asplund	10/1/2007	09/30/2007	—	107,142	$11.13	$901,421
Jeffrey R. Mistarz	10/1/2007	09/30/2007	—	35,715	$11.13	$300,482
Daniel W. Parke	10/1/2007	09/30/2007	—	142,857	$11.13	$1,201,904
Leonard Pisano	10/1/2007	09/30/2007	—	7,143	$11.13	$59,715

(1)	The exercise price was not lower than the market price of our common stock on the grant date for any of the options listed.

Outstanding Equity Awards at Fiscal Year-End 2007
          The following table includes certain information with respect to the value of all unexercised options previously awarded to the named executive officers at December 31, 2007.

			Option Awards
			Equity Incentive
			Plan Awards: Number
	Number of	Number of	of Securities
	Securities	Securities	Underlying
	Underlying	Underlying	Unexercised	Option Exercise
	Unexercised Options	Unexercised Options	Unearned Options	Price	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	(#)	($)	Date
David R. Asplund	—	28,572	—	$6.72	01/22/2016
	200,000	200,000	—	$6.72	07/11/2016
	214,286	—	—	$7.14	07/11/2016
	—	107,142	—	$11.13	10/01/2017
	14,286	—	—	$65.10	01/22/2016
	237	—	—	$105.00	06/10/2013
	237	—	—	$105.00	06/10/2015
	714	—	—	$122.85	06/10/2012
	237	—	—	$194.25	06/10/2014

Jeffrey R. Mistarz	28,572	14,286	—	$7.00	08/15/2016
	71,428	35,714	—	$7.14	07/11/2016
	—	35,715	—	$11.13	10/01/2017
	3,810	—	—	$105.00	12/31/2012
	1,905	—	—	$735.00	12/31/2009

Daniel W. Parke	62,221	31,112	—	$7.14	07/11/2016
	4,444	2,222	—	$7.70	06/30/2016
	—	142,857	—	$11.13	10/01/2017
	714	—	—	$105.00	10/05/2015

Leonard Pisano	128,572	64,286	—	$7.14	07/11/2016
	—	7,143	—	$11.13	10/01/2017
	3,254	1,270	—	$105.00	05/03/2015
Stock Options and Incentive Compensation
          In 2001 Stock Incentive Plan (the “Plan”), which provided that up to 7,619 shares of our common stock, par value $0.0001, may be issued under the Plan to certain of our employees and to consultants and directors who are not employees. In addition, the Plan provides for an additional number of shares of common stock to be reserved for issuance under the Plan on January 1 of each succeeding year, beginning January 1, 2002, in an amount equal to the lesser of (i) 5% of the number of outstanding shares of common stock, or (ii) 4,762 shares. At the annual meeting held on June 7, 2006, our stockholders approved an amendment to the Plan to increase the number of shares reserved for issuance under the plan by 57,143 shares and to increase the additional shares issued each January 1st to the lesser of (i) 5% of the number of outstanding shares of common stock, or (ii) 19,048 shares. The awards to be granted under the Plan may be incentive stock options eligible for favored treatment under Section 422 of the Internal Revenue code of 1986, as amended from time to time, or non-qualified options that are not eligible for such treatment, or stock of the Company, which may be subject to contingencies or restrictions, as well as grants of stock appreciation rights or grants of shares of common stock. Approximately 107 employees and officers of the Company and our subsidiaries are currently eligible to participate in the Plan.

          As of December 31, 2007, there were 107,620 shares of common stock reserved under the Plan. We granted options to purchase 30,390 under the Plan during 2007, and options to purchase 90,672 shares were outstanding under the Plan as of December 31, 2007. During 2007 we issued options to purchase 671,333 shares outside of the Plan to employees and directors. 2007 grants to directors are described under “Directors Compensation.”
          The following information reflects certain information about our equity compensation plans as of December 31, 2007:

Equity Compensation Plan Information
	(a)	(b)	(c)
Number of
securities
remaining available
	Number of		for future issuance
	securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan Category	and rights	and rights	(a))
Equity compensation plans approved by security holders	90,672	$29.88	16,948
Equity compensation plans not approved by security holders (1)	2,079,676	$23.02	—

Total	2,170,348	$23.31	16,948

(1)	We grant stock options to our non-employee directors pursuant to a Directors Stock Option Plan (See “Compensation of Directors”), which grants are included in this category.
Option Exercises and Stock Vested During 2007
          There were no shares of stock acquired upon exercise of options or shares of stock that became free of restrictions during the year ended December 31, 2007.
Option Re-Pricing
          We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards during fiscal year 2007.

PROPOSAL 2
ADOPTION OF LIME ENERGY CO.
2008 LONG-TERM INCENTIVE PLAN
          On April 9, 2008, our Board approved the Lime Energy Co. 2008 Long-Term Incentive Plan (the “2008 Plan”), and approved the submission of the 2008 Plan to our stockholders for approval. Our 2001 Stock Incentive Plan, or the Old Plan, will terminate upon the approval of the 2008 Plan. The 2008 Plan, subject to shareholder approval, would increase the number of shares of common stock available for awards from 107,620 to 280,000.
The 2008 Plan in General
     Our Board of Directors and our Compensation Committee believe that long-term performance is achieved through an ownership culture that encourages such performance by our employees, directors and consultants through the use of stock and stock-based awards. The Plan was established to provide our employees, directors and consultants with incentives to help align their interests with the interests of our shareholders. Our Board of Directors and our Compensation Committee believe that adding 172,380 shares to the Plan is in the best interests of the Company and our shareholders because it will permit us to attract and retain key employees by providing them with appropriate equity incentives. In addition, our Board of Directors and our Compensation Committee believe that it is in the best interests of the Company and our shareholders to extend the term of the Plan to April 22, 2018.
Description of the Plan
          The following is a summary of the 2008 Plan. This summary is qualified in its entirety by reference to the complete text of the 2008 Plan. You are urged to read the actual text of the 2008 Plan in its entirety, which is set forth as Appendix A.
          Purpose. The purpose of the 2008 Plan is to enhance long-term profitability and stockholder value by offering common stock and common stock-based and other performance incentives to those employees, directors and consultants who are key to our growth and success. We also view the Plan as a vehicle to attract and retain experienced employees and to align our employees’ economic incentives with those of our stockholders.
          Eligible Participants. Participation in the 2008 Plan will be limited to selected employees, consultants, advisors, independent contractors and directors.
          Number of Shares of Common Stock Available Under the 2008 Plan. Currently, a total of 107,620 shares of common stock may be issued pursuant to stock awards under the Old Plan. If shareholders approve the 2008 Plan, the total number of shares of common stock that may be issued pursuant to stock awards under the 2008 Plan, combined with outstanding awards under the Old Plan will increase to 280,000.
          If any stock award expires or otherwise terminates, in whole or in part, without having been exercised in full, or vested in the case of restricted stock, the stock not acquired under such stock award reverts to and again becomes available for issuance under the 2008 Plan. If any common stock acquired pursuant to the exercise of an option for any reason is repurchased by the Company under a share repurchase option provided for under awards then outstanding under either Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the 2008 Plan.

          Administration of the 2008 Plan. The 2008 Plan is administered by the Compensation Committee of our Board, which has exclusive authority to grant awards under the 2008 Plan and to make all interpretations and determinations affecting the 2008 Plan. The Compensation Committee will have the discretion to determine the individuals to whom awards are granted, the amount of each award, any applicable vesting schedule and other terms of any award. In no event, however, will an individual be allowed to receive option grants under the 2008 Plan for more than 1,000,000 shares of common stock in any calendar year. In addition, no incentive stock option awards may be made under the 2008 Plan unless and until the 2008 Plan is approved by vote of our stockholders.
          Amendment to the 2008 Plan and Awards. Our Board of Directors at any time, and from time to time, may amend the 2008 Plan. However, no amendment shall be effective unless approved by our shareholders to the extent shareholder approval is necessary to satisfy the requirements of the Code, any federal or state law or regulation or any securities exchange listing requirements.
          Termination of the 2008 Plan. Our Board of Directors or stockholders may terminate the 2008 Plan at any time. Unless sooner terminated, the 2008 Plan will terminate on April 22, 2018. No stock awards may be granted under the 2008 Plan after it is terminated, however incentive stock options may not be granted after April 7, 2018.
Types of Awards
          Stock Options. A stock option is the right to purchase shares of our common stock at a fixed exercise price for a fixed period of time. The 2008 Plan administrator determines the exercise price of nonstatutory and incentive stock options granted under the 2008 Plan, but the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant. Additional terms, including duration, vesting and manner of exercise, shall be determined by the 2008 Plan administrator at the time of grant.
          Restricted Stock and Restricted Stock Units. The 2008 Plan administrator has the authority to grant restricted stock and restricted stock units awards pursuant to the terms of an award agreement. Each award agreement shall be in such form and shall contain such terms and conditions as the 2008 Plan administrator shall deem appropriate.
          Other Awards. In addition, the 2008 Plan provides for awards in the form of stock appreciation rights, dividend equivalents, other stock-based awards, performance awards and cash awards.

Awards Granted
          As of April 18, 2008, we have granted common stock, restricted stock and options to purchase 90,830 shares of common stock and 16,790 shares remain available for future awards under the Old Plan, or approximately 15.6% of the 107,620 total shares originally reserved. The table below sets forth the number of awards granted through April 18, 2008 under the Old Plan to (i) our named executive officers, (ii) our current executive officers as a group, (iii) all current directors who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group:
Lime Energy Co. 2001 Stock Incentive Plan

Number of Awards
Name and Position	Granted (1)
David R. Asplund Chief Executive Officer	42,858

Jeffrey Mistarz Chief Financial Officer	3,810

Daniel Parke President & Chief Operating Officer	14,914

Leonard Pisano (2) Executive Vice President	3,254

Current Executive Officers as a Group (total of 3)	64,836

Current Non-Executive Director Group (total of 6)	—

Non-Executive Officer Employee Group	25,994

(1)	Represents number of shares of common stock, restricted stock and common stock subject to options granted through April 18, 2008.

(2)	Mr. Pisano resigned effective February 28, 2008.
          If our shareholders approve the 2008 Plan, the Old Plan will be terminated and the total number of shares of common stock available for awards under the 2008 Plan will be 189,170. The 2008 Plan also provides for automatic increases in the number of shares available for awards by 100,000 shares each year beginning in 2009.
          We do not have any plans to issue any awards under the 2008 Plan at this time.
Federal Income Tax Consequences of Awards
          The following is general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different.
          Incentive Stock Options. For federal income tax purposes, the holder of an incentive stock option receives no taxable income at the time of the grant or exercise of the incentive stock option. If such person retains the common stock for a period of at least two years after the option is granted and one year after the option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an incentive stock option prior to the expiration of two years after the option is granted or one year after the option is exercised will realize ordinary income as of the exercise date equal to the difference between the exercise price and fair market value of the share on the exercise date. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year.
          Non-Statutory Stock Options. A participant who receives a non-statutory stock option with an exercise price equal to the fair market value of the stock on the grant date generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the option equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. Any additional gain or loss recognized upon any later disposition of shares would be capital gain or loss. Any taxable income recognized in connection with an option exercise by an employee or former employee of the company is subject to tax withholding by us.
          Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the Plan. A participant who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such participant at the end of the restriction period or, if later, the payment date.
          Stock Awards. Stock awards will generally be taxed in the same manner as non-statutory stock options. However, a restricted stock award is subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the participant ceases to provide services to us. As a result of this substantial risk of forfeiture, the participant will not recognize ordinary income at the time of award. Instead, the participant will recognize ordinary income on the date(s) when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.
          The participant may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee or former employee will be subject to tax withholding by us. If the stock award consists of stock units, no taxable income is reportable when stock units are granted to a participant or upon vesting. Upon settlement, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.
          Tax Effect for Our Company. Unless limited by Section 162(m) of the Code, we generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.
          Section 162(m) Limits. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The Plan is qualified such that awards under the Plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the Plan provides that no employee may be granted more than 1,000,000 shares in any calendar year.

Vote Required for the 2008 Plan
          Approval of the 2008 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented and voting at the meeting.

The Board of Directors recommends that the stockholders vote
“FOR”
the adoption of the Lime Energy Co. 2008 Long-Term Incentive Plan
PROPOSAL 3
RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
          BDO Seidman, LLP, an independent registered public accounting firm, has been our independent auditor for many years, and is considered by management to be well qualified. The Board of Directors, at the recommendation of the Audit Committee, has recommended the appointment of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2008, and our stockholders are asked to approve the appointment of BDO Seidman, LLP as our auditors for the year ending December 31, 2008.
          You may cast your vote in favor of or against this proposal, or you may elect to abstain from voting your shares.
          A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire. The representative also will be available to respond to appropriate questions.
          If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

The Board of Directors recommends that the stockholders vote
“FOR”
The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for fiscal 2008.

AUDIT COMMITTEE DISCLOSURE
General
          The Audit Committee of the Board is primarily responsible for the oversight of the quality and integrity of our accounting and reporting practices and controls, and our financial statements and reports; compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence; and the performance of our internal audit function and independent auditors. A complete description of the Committee’s function may be found in its charter, which may be accessed under the Corporate Governance section of our website, accessible through our Investor Relations page at www.lime-energy.com.
Independent Auditors’ Fees
          The Audit Committee, with the approval of the stockholders, engaged BDO Seidman, LLP to perform an annual audit of our financial statements for the fiscal year ended December 31, 2007. The following table summarizes the total fees paid to BDO, our principal accountant, for the audit of our annual financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed for other professional services provided during these periods:

Type of Fee	2007	2006
Audit fees (1)	$211,543	$230,627
Audit-related fees (2)	—	—
Tax fees (3)	19,000	20,949
All other fees (4)	—	—

Total	$230,543	$251,576

(1)	Audit fees consist of fees for professional services rendered for the audit of our consolidated financial statements and review of our consolidated financial statements included in our quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but not included in footnote (1) above. There were no audit-related fees for 2007 or 2006.

(3)	Tax services fees consist of professional fees billed for products and services rendered by BDO for tax compliance, tax advice and tax planning. All of these fees were pre-approved by our Audit Committee.

(4)	All other fees consist of fees billed by BDO for services other than those listed in categories 1 thru 3 above. There were no other fees for 2007 or 2006.
Procedures for Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor
          Our Audit Committee charter requires the Audit Committee to pre-approve all audit and non-audit services provided by BDO. Each proposed engagement not specifically identified by the Securities and Exchange Commission as impairing independence is evaluated for independence implications prior to entering into a contract with the independent auditor for such services. Our Audit Committee considered whether the use of BDO’s services other than for the annual audit and quarterly reviews in any way impairs their independence and has concluded that it does not. In both 2007 and 2006, these services were limited to tax fees related to tax compliance, advice and planning. No services were performed by BDO prior to receiving approval from the Audit Committee.

          We have been advised by BDO that substantially all of the work done in conjunction with its 2007 audit of our financial statements for the most recently completed year was performed by permanent, full-time employees and partners of BDO. We have received confirmation and a letter from BDO required by Independence Standards Board No. 1, and discussed with BDO its independence.
Report of the Audit Committee
          The Audit Committee operates under a written charter adopted by the Board of Directors, which is reassessed periodically for adequacy by the Audit Committee. The directors who serve on the Audit Committee have no financial or personal ties to us (other than director compensation and equity ownership as described in this proxy statement) and are all “independent” for purposes of the Securities and Exchange Commission’s regulations and the NASDAQ listing standards. The Board of Directors has determined that none of the Audit Committee members has a relationship with us that may interfere with the director’s independence from the Company and our management.
          The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and their reporting process, including the systems of internal controls. In fulfilling their oversight responsibilities, the Committee has reviewed and discussed with the independent auditors matters such as the quality (in addition to acceptability), clarity, consistency, and completeness of our financial reporting, as required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.
          Management is responsible for our internal controls and the financial reporting process. BDO, our independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee these processes.
          The Audit Committee has reviewed and discussed the audited financial statements contained in the 2007 Annual Report on Form 10-K and the Company’s internal controls over financial reporting with the Company’s management and its independent registered certified public accounting firm. The Audit Committee received from BDO the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with BDO the issue of its independence from the Company.
          Based on the Audit Committee’s review of the audited financial statements and its discussions with management and BDO noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007. The Committee recommended to the Board of Directors the selection of BDO as the Company’s independent auditor for the fiscal year ending December 31, 2008, and that the Board submit this appointment to the Company’s stockholders for approval at the Annual Meeting.
MEMBERS OF THE AUDIT COMMITTEE
Gregory T. Barnum, Chair
Joseph F. Desmond
David W. Valentine

MISCELLANEOUS AND OTHER MATTERS
Stockholder Communications with the Board of Directors
          Our Annual Meeting provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with directors on matters relevant to us. In addition, stockholders may, at any time, communicate with any of our directors by sending a written communication to such director c/o our Corporate Secretary at Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410.
          All communications by stockholders or other interested parties addressed to the Board will be sent directly to Board members. While our Corporate Secretary may review, sort, and summarize these communications, all direct communications will be presented to the non-management directors unless there is instruction from them to “filter” such communications (and in such event, any communication that has been filtered out will be made available to any non-management director who wishes to review it).
Proposals of Stockholders for Next Year’s Meeting
          Stockholders may present proper proposals for inclusion in the proxy statement for our next annual meeting of stockholders by submitting their proposals to us in a timely manner. In order to be included in the proxy statement for our next annual meeting, stockholder proposals must be received by us no later than December 29, 2008, and must otherwise comply with the requirements of the applicable SEC rules. Notice of intention to present proposals at next year’s annual meeting must be addressed to Corporate Secretary, Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410. Any Stockholder proposal to be considered at our 2009 Annual Meeting of Stockholders, but not included in the proxy materials, must be submitted to our Corporate Secretary by March 13, 2009, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to stockholder proposals submitted prior to March 13, 2009, unless the proponent otherwise complies with the requirements of the Commission’s Rule 14a-4 or Rule 14a-8.
Stockholder List
          For at least ten days prior to the meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours at our principal executive offices by contacting the Corporate Secretary. The list will also be available for examination at the Annual Meeting.
Other Business
          The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement and our enclosed Notice of Annual Meeting of Stockholders. If, however, any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.
Incorporation by Reference
     The Report of the Audit Committee and the Report of the Compensation Committee do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate such information by reference.

Financial Statements and Additional Information
          We have enclosed a copy of our Annual Report to Stockholders for the fiscal year ended December 31, 2007, which includes our Annual Report on Form 10-K for such period that we filed with the SEC. Upon the written request of any person who is a stockholder as of the record date, we will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee which shall not exceed our reasonable expenses in providing the exhibits. You should direct requests for these materials to Lime Energy Co., 1280 Landmeier Road, Elk Grove Village, Illinois 60007-2410, Attention: Chief Financial Officer.
BY ORDER OF THE BOARD OF DIRECTORS,
Richard P. Kiphart
Chairman of the Board of Directors
Elk Grove Village, Illinois
April 25, 2008
YOU ARE REQUESTED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

LIME ENERGY CO.
2008 LONG-TERM INCENTIVE PLAN
1. ESTABLISHMENT AND PURPOSE.
     The Lime Energy Co. 2008 Long-Term Incentive Plan (the “Plan”) is established by Lime Energy Co. (the “Company”) to enhance long-term profitability and stockholder value by offering common stock and common stock-based and other performance incentives to those employees, directors and consultants who are key to the Company’s growth and success; to attract and retain experienced employees; and to align Participants’ interests with those of the Company’s other stockholders. The Plan is adopted as of April 8, 2008, subject to approval by the Company’s stockholders within 12 months after such adoption date. Unless the Plan is discontinued earlier by the Board as provided herein, and subject to the provisions of the Plan, the Plan shall terminate automatically, and no Award shall be granted hereunder, on or after April 22, 2018.
     Certain terms used herein are defined as set forth in Section 10.
2. ADMINISTRATION; ELIGIBILITY.
     The Plan shall be administered by the Compensation Committee of the Company’s Board; provided, however, that, if at any time no such Committee shall be in office, the Plan shall be administered by the Board. The Plan may be administered by different Committees with respect to different groups of Eligible Individuals as directed by the Board or its Compensation Committee. As used herein, the term “Administrator” means the Board or any of its Committees as shall be administering the Plan, as the context may require.
     The Administrator shall have plenary authority to grant Awards pursuant to the terms of the Plan only to Eligible Individuals. Participation shall be limited to such Eligible Individuals as are selected by the Administrator; subject to any eligibility restrictions applicable to different types of Awards under the further provisions of the Plan. Awards may be granted as alternatives to, in exchange or substitution for, or replacement of, awards outstanding under the Plan or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). The provisions of Awards need not be the same with respect to each Participant.
     Among other things, the Administrator shall have the authority, subject to the terms of this Plan:
(a)	to select the Eligible Individuals to whom Awards may from time to time be granted;

(b)	to determine whether and to what extent Stock Options, Stock Appreciation Rights, Stock Awards or any combination thereof are to be granted hereunder;

(c)	to determine the number of shares of Stock to be covered by each Award hereunder;

(d)	to approve forms of Award agreements for use under the Plan;

(e)	to determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted hereunder (including, but not limited to: (i) the option exercise price, (ii) any vesting restriction or limitation, including performance conditions, (iii) any vesting acceleration or forfeiture waiver, (iv) any right of repurchase, right of first refusal or other transfer or disposition restriction, (v) any grant of registration rights, (vi) any repurchase rights, (vii) any restrictions on voting, (viii) any restrictive covenants for breach of which forfeiture, repurchase and other remedies shall be provided, (i) commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of Stock Options regarding any Award and the shares of Stock relating thereto, based on such factors or criteria as the Administrator shall determine;

(f)	subject to Section 8(a), to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, with respect to (i) performance goals and targets applicable to performance-based Awards pursuant to the terms of the Plan, (ii) extension of the post-termination exercisability period of Stock Options, and (iii) adjustments permitted under Section 3 below to reflect any future transactions that may affect the corporate structure, size and capital of the Company;

(g)	to determine the Fair Market Value; and

(h)	to determine the type and amount of consideration, including any satisfaction of tax withholding obligations, to be received by the Company for any Award issued under the Plan.
     The Administrator shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.
     Except to the extent prohibited by applicable law, the Administrator may allocate any or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time. The Administrator may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Administrator.
     Any determination made by the Administrator, or pursuant to authority delegated in accordance with the provisions of the Plan, with respect to any Award shall be made in the sole discretion of the Administrator or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Administrator or any appropriate delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants.
     No member of the Administrator, and no officer of the Company, shall be liable for any action taken or omitted to be taken by such individual or by any other member of the Administrator or officer of the Company in connection with the performance of duties under this Plan, except for such individual’s own willful misconduct or as expressly provided by law. Such persons shall be entitled to indemnification and reimbursement from the Company for their service with respect to the Plan to the fullest extent allowed by law. The Company, its Subsidiaries and Affiliates, all officers and directors of any such corporation, and all members of the Administrator shall have no liability with respect to any Participant for any taxes, penalties or related interest imposed upon such Participant in connection with any Award granted under this Plan.

3. STOCK SUBJECT TO THE PLAN.
     Subject to adjustment as provided in this Section 3, the aggregate number of shares of Stock which may be delivered under this Plan, net of shares of Stock which are subject to outstanding Awards from time to time under the Company’s preceding 2001 Stock Incentive Plan, shall not exceed 280,000 shares; provided, however, that, as of January 1 of each year, commencing with the year 2009, the maximum number of shares of Stock which may be delivered under the Plan shall automatically increase by 100,000 shares.
     To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary thereof because the Award expires, is forfeited, canceled or otherwise terminated, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.
     Subject to adjustment as provided in this Section 3, the maximum number of shares that may be covered by Stock Options, Stock Appreciation Rights and Stock Awards, in the aggregate, granted to any one Participant during any calendar year shall be 1,000,000 shares.
     In the event of any Company stock dividend (except stock dividends paid in Common Stock to the holders of the Company’s preferred stock), stock split, combination or exchange of share, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company stockholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, or any other corporate transaction, Company share offering or other event involving the Company and having an effect similar to any of the foregoing, the Administrator may make such substitution or adjustments in the (A) number and kinds of shares that may be delivered under the Plan, (B) additional maximums imposed in the immediately preceding paragraph, (C) number and kind of shares subject to outstanding awards, (D) exercise price of outstanding Stock Options and Stock Appreciation Rights and (E) other characteristics or terms of the Awards as it may determine appropriate in its sole discretion to equitably reflect such corporate transaction, share offering or other event, provided, however, that the number of shares subject to any Award shall always be a whole number.
4. STOCK OPTIONS.
     Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and Non-Qualified Stock Options. Any Stock Option granted under this Plan shall be in such form as the Administrator may from time to time approve.
     The Administrator shall the authority to grant any Participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its subsidiaries (within the meaning of Section 424(f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Incentive Stock Options may be granted only within 10 years from the date the Plan is adopted, or the date the Plan is approved by the Company’s stockholders, whichever is earlier.

     Stock Options shall be evidenced by options agreements, each in a form approved by the Administrator. An option agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur as of the date the Administrator determines, consistent with applicable Treasury regulations under Section 409A, 421 and 422 of the Code so as to exempt such Award from Code Section 409A or qualify the Award as an Incentive Stock Option, or both.
(a)	Exercise Price. The exercise price per share of Stock purchasable under a Stock Option shall be determined by the Administrator; provided, however, that the exercise price per share shall be not less than the Fair Market Value per share on the date the Stock Option is granted or, if granted as an Incentive Stock Option to an individual who is a Ten Percent Holder, not less than 110% of such Fair Market Value per share.

(b)	Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Incentive Stock Option shall be exercisable more than 10 years (or five years in the case of an individual who is a Ten Percent Holder) after the date the Incentive Stock Option is granted.

(c)	Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times, and subject to such terms and conditions, as shall be determined by the Administrator as set forth in the applicable option agreement. If the Administrator provides that any Stock Option is exercisable only in installments, the Administrator may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Administrator may determine. The Administrator may at any time, in whole or in part, accelerate the exercisability of any Stock Option. In addition, the aggregate Fair Market Value of the shares of Stock (determined as of the respective date or dates of grant) for which one or more Incentive Stock Options granted to any Participant under this Plan and any other option plan of the Company (or any parent or subsidiary corporations) may for the first time become exercisable during any one calendar year shall not exceed the sum of $100,000. To the extent such Participant holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing $100,000 limitation on the exercisability of such options as Incentive Stock Options shall be applied on the basis of the order in which such options were granted in order to determine if any portion of either option must be treated instead as a Non-Qualified Stock Option.

(d)	Method of Exercise. Subject to the provisions of this Section 4, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Stock subject to the Stock Option to be purchased.
     The exercise price of any Stock Option shall be paid in full in cash (by certified or bank check or such other instrument as the Company may accept) or, unless otherwise provided in the applicable option agreement, by one or more of the following: (i) in the form of Stock already owned by the Optionee, and already held by the Optionee for the requisite period necessary both to avoid a change to the Company’s earnings for financial reporting purposes and to comply with any contractual or other limitations on Optionee’s right to dispose of such Stock, based in any such instance on the Fair Market Value of the Stock on the date the Stock Option is exercised; (ii) by certifying ownership of shares of Stock owned by the Optionee to the satisfaction of the Administrator for later delivery to the Company as specified by the Company; (iii) for Non-Qualified Stock Options only, by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; or (iv) by any combination of cash and/or any one or more of the methods specified in clauses (i), (ii) and (iii). Notwithstanding the foregoing, a form of payment shall not be permitted to the extent it would cause the Company to recognize a compensation expense (or additional compensation expense) with respect to the Stock Option for financial reporting purposes, unless otherwise determined by the Administrator.
     No shares of Stock shall be issued upon exercise of a Stock Option until full payment therefore has been made. Upon exercise of a Stock Option (or portion thereof), the Company shall have a reasonable time to issue the Stock for which the Stock Option has been exercised, and the Optionee shall not be treated as a stockholder for any purposes whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Stock is recorded as issued and transferred in the Company’s official stockholder records, except as otherwise provided herein or in the applicable option agreement.
(e)	Transferability of Stock Options. Except as otherwise provided in the applicable option agreement, a Non-Qualified Stock Option (i) shall be transferable by the Optionee to a Family Member of the Optionee, provided that (A) any such transfer shall be by gift with no consideration and (B) non subsequent transfer of such Stock Option shall be permitted other than by will or the laws of descent and distribution, and (ii) shall not otherwise be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall not be transferable except by will or the laws of descent and distribution. An Incentive Stock Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee or, to the extent permitted without disqualifying such option under Code Section 422, by the guardian or legal representative of the Optionee. A Non-Qualified Stock Option may be exercisable by the Optionee or by any transferee permitted above, it being understood that the terms “holder” and “Optionee” include the guardian and legal representative of the Optionee named in the applicable option agreement and any person to whom the Stock Option is transferred (X) pursuant to the first sentence of this Section 4(e) or pursuant to the applicable option agreement or (Y) by will or the laws of descent and distribution. Any Stock Option exercisable by the Optionee at the time of death may be subsequently exercised by the personal representative of the Optionee’s estate, by the Optionee’s designated beneficiary, by the person or persons to whom the Stock Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. Notwithstanding the foregoing, references herein to the termination of an Optionee’s employment or provision of services shall mean the termination of employment or provision of services of the person to whom the Stock Option was originally granted.

(f)	Termination by Death. Unless otherwise provided in the applicable option agreement (only for a Non-Qualified Stock Option), if an Optionee’s employment or provision of services terminates by reason of death, any Stock Option held by such Optionee may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, for a period of not more than three months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(g)	Termination by Reason of Disability. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates by reason of Disability, any Stock Option held by such Optionee may thereafter be exercised by the

Optionee, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of one year from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, an unexercised Non-Qualified Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h)	Termination for Other Reasons. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates other than by reason of death, Disability or Cause, any Stock Option held by such Optionee may thereafter be exercised by the Optionee, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of three months from the date of such termination of employment or provision of services or until the expiration of the stated term of such Stock Option, whichever period is shorter; provided, however, that if the Optionee dies within such period, an unexercised Non-Qualified Stock Option held by such Optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)	Termination for Cause. Unless otherwise provided in the applicable option agreement, if an Optionee’s employment or provision of services terminates for Cause, any Stock Option held by such Optionee shall thereupon terminate, cease to be exercisable, and be entirely forfeited and cancelled, including any vested portion of such Stock Option.

(j)	Transfer of Services. Notwithstanding anything in this Plan to the contrary, if an Optionee’s employment by, or provision of services to, the Company or an Affiliate ceases as a result of a transfer of such Optionee from the Company to an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services to, the Company or an Affiliate, or from an Affiliate to the Company, such transfer will not be a termination of employment or provision of services for purposes of this Plan, unless expressly determined otherwise by the Administrator. A termination of employment or provision of services shall occur for an Optionee who is employed by, or provides services to, an Affiliate of the Company if the Affiliate shall cease to be an Affiliate and the Optionee shall not immediately thereafter be employed by, or provide services to, the Company or an Affiliate.

(k)	Vesting Ceases. Notwithstanding the foregoing provisions of Sections 4(f)-(h), any Stock Option that remains exercisable after the Optionee’s employment or provision of services terminates shall only be exercisable after such termination to the extent the Stock Option was vested as of such date of termination. Any non-vested portion of the Stock Option shall be cancelled as of the date the Optionee’s employment or service terminates, and any vested portion of the Stock Option shall be cancelled to the extent not exercised by the last date on which it remains exercisable in accordance with its terms, consistent with the foregoing provisions of this Section 4.

5. STOCK APPRECIATION RIGHTS.
     5.1. General. The Administrator shall have authority to grant Stock Appreciation Rights, which may be “stand alone” rights independent of the grant of any Stock Options or rights granted “in tandem” with grants of Stock Options, or a combination of both, under the Plan, at any time or from time to time. A Stock Appreciation Right shall entitle the Participant to receive payment from the Company, upon exercise of such right, of an amount not in excess of the appreciation in the Fair Market Value of a specified number of shares of Stock, equal to the excess of the SAR Exercise Price over the SAR Base Price multiplied by the number of shares with respect to which the Stock Appreciation Right is exercised, subject to the Participant’s satisfaction in full of the conditions, restrictions or limitations imposed in accordance with the Plan and the applicable Stock Appreciation Rights agreement (which may differ from other such agreements).
     5.2. Grant of Stock Appreciation Rights. The grant of a Stock Appreciation Right shall occur as of the date the Administrator determines, based on the same principles and rules under Code Sections 409A, 421 and 422 as apply to Stock Options under the first paragraph of Section 4 above. Each Stock Appreciation Right granted under the Plan shall be evidenced by a written agreement, in a form prescribed or approved by the Administrator, which shall embody the terms and conditions of such Stock Appreciation Right and which shall be subject to the express terms and conditions set forth in the Plan. A person selected by the Administrator to receive a Stock Appreciation Right shall not become a Participant or have any rights with respect to such Stock Appreciation Right unless and until such person has executed such Agreement, has delivered a fully executed copy thereof to the person or office designated by the Administrator and has otherwise complied with any applicable requirements set forth by the Administrator as part of the grant of the Stock Appreciation right.
     5.3. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Administrator, including the following:
     (a) SAR Award Period. The SAR Award Period of each Stock Appreciation Right shall be fixed by the Administrator, but shall not exceed a term of ten (10) years.
     (b) SAR Base Price. The SAR Base Price under a Stock Appreciation Right shall be the Fair Market Value of a share of common Stock at the date of grant of the Stock Appreciation Right, unless otherwise determined by the Administrator.
     (c) Vesting and Exercisability. Stock Appreciation Rights shall become vested and be exercisable as determined by the Administrator and set forth in the agreement. The agreement shall state, with respect to all or designated portions of the shares of Stock covered thereunder, the time at which or the installments in which the Stock Appreciation Right shall become vested and exercisable during the SAR Award Period. The Administrator may establish requirements for vesting and exercisability based on (i) periods of employment or rendering of services, (ii) the satisfaction of performance criteria with respect to the Company or the Participant (or both), (iii) the occurrence of specified events or circumstances, or (iv) any combination of factors described in (i)-(iii) above.
     Upon exercise of any Stock Appreciation Right that is granted in tandem with a Stock Option, the exercise shall not be complete until the Participant surrenders the corresponding vested portion of the Stock Option in accordance with procedures established by the Administrator. Stock Option rights which have been so surrendered shall no longer be exercisable after such exercise of the corresponding Stock Appreciation Right. The Administrator shall have discretion to accelerate vesting and exercisable for all or any portion of any one or more outstanding Stock Appreciation Rights and without having to do so uniformly for all such Awards.
     (d) Tandem Grants. Stock Appreciation Rights may be granted in tandem with Stock Options, under terms and conditions prescribed by the Administrator pursuant to which the exercise by a Participant of a Stock Appreciation Right with respect to one share of Stock covered thereunder cancels the right to purchase one share of Stock under the Stock Option granted in tandem to the Participant. Notwithstanding anything herein to the contrary, any Stock Appreciation Right granted in tandem with an Incentive Stock Option shall (i) expire no later than the expiration of the Option, (ii) be for no more than the difference between the exercise price of the Stock Option and the Fair Market Value of the Stock subject to the Stock Option at the time the right is exercised, (iii) be transferable only when the Stock Option is transferable and under the same conditions, (iv) be exercised only when the Stock Option is exercisable and (v) be exercised only when the Fair Market Value of the Common Stock subject to the Stock Option exceeds the exercise price of the Stock Option.
     (e) Method of Payment. Payment by the Company of any amount due to or on behalf of the Participant upon exercise of a Stock Appreciation Right may be made by cash or by check at such time, or in installments at such times, as the Administrator shall specify and set forth in the agreement evidencing the Stock Appreciation Right; provided, however, that any payment due in excess of $1,000,000 shall be payable in three equal annual installments, without interest accruing thereon, unless the Company agrees to make payment in a single sum. Unless otherwise agreed, payment shall be made, (or commence in the case of installments) within sixty (60) days after the date of exercise.
     (f) Nontransferability of Rights. Except as specifically provided herein or in the agreement, no Stock Appreciation Right or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and a Stock Appreciation Right shall be exercisable during the Participant’s lifetime only by the Participant. Any Stock Appreciation Right issued in tandem with a Stock Option shall be transferable, and transferred, only at the same time and subject to the same terms as govern the transfer of such Stock Option.
     (g) Designation of Beneficiary. A Participant may designate a Beneficiary who may exercise the Participant’s Stock Appreciation Right after the Participant’s death, subject to the provisions of the Plan. Such designation shall be made in such manner and on such form as shall be prescribed by the Administrator.
     (h) 409A Exemption. All Stock Appreciation Rights granted under this Plan shall be issued on such terms and conditions as will exempt such Awards from regulation under Code Section 409A, and all such Awards shall be interpreted and administered to preserve that exempt status.
     5.4. Effect of Termination of Employment. The portion of any Stock Appreciation Right that is vested and not yet exercised as of the date on which the Participant’s employment or service terminates, shall (unless such termination is for Cause), continue to be exercisable for a period of three (3) months after such termination date, on until the Stock Appreciation Right was scheduled to expire, if earlier; provided, however, that if the Stock Appreciation Right was issued in tandem with a Stock Option the vested portion of the Stock Appreciation Right shall continue to be exercisable for so long as the Stock Option remains exercisable. Any portion of the Stock Appreciation Right that is not vested or does not become vested, by its terms or by action of the Administrator as of the date on which the Participant’s employment or service terminates shall automatically be forfeited, cancelled and void as of that date. If a

Participant’s employment or services are suspended pending an investigation of whether the Participant’s employment or services should be terminated for Cause, all of the Participant’s rights under any Stock Appreciation Right, and any tandem Stock Option related thereto, shall likewise be suspended during the period of such investigation.
     5.5. Exercise of Rights. A Stock Appreciation Right which is vested and exercisable shall be exercised by or on behalf of a Participant, in whole or in part at any time during the SAR Award Period, by giving written notice to the Company, in such form and manner as the Administrator may prescribe, specifying the number of shares of Stock covered by the Stock Appreciation Right with respect to which the Participant is exercising the right to receive payment.
     5.6. Withholding of Exercise. The Company shall have the right to deduct from all payments made on the exercise of a Stock Appreciation Right all amounts required by law to be withheld for the payment of any Federal, state, local or foreign taxes of any kind.
     5.7. No Stockholder Rights. A Stock Appreciation Right confers none of the rights of a stockholder of the Company upon the holder of such Stock Appreciation Right. Therefore, no voting, dividend or other stockholder rights accrue under a Stock Appreciation Right Award.
6. STOCK AWARDS OTHER THAN OPTIONS.
     Stock Awards may be directly issued under the Plan (without any intervening options), subject to such terms, conditions, performance requirements, restrictions, forfeiture provisions, contingencies and limitations as the Administrator shall determine. Stock Awards may be issued which are fully and immediately vested upon issuance or which vest in one or more installments over the Participant’s period of employment or other service to the Company or upon the attainment of specified performance objectives, or the Administrator may issue Stock Awards which entitle the Participant to receive a specified number of vested shares of Stock upon the attainment of one or more performance goals or service, requirements established by the Administrator.
     Shares representing a Stock Award shall be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or issuance of one or more certificates (which may bear appropriate legends referring to the terms, conditions and restrictions applicable to such Award). The Administrator may require that any such certificates be held in custody by the Company until any restrictions thereon shall have lapsed and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.
     A Stock Award may be issued in exchange for any consideration which the Administrator may deem appropriate in each individual instance, including, without limitation:
(i)	cash or cash equivalents;

(ii)	past services rendered to the Company or any Affiliate; or

(iii)	future services to be rendered to the Company or any Affiliate (provided that, in such case, the par value of the stock subject to such Stock Award shall be paid in cash or cash equivalents, unless the Administrator provides otherwise).
     A Stock Award that is subject to restrictions on transfer and/or forfeiture provisions may be referred to as an award of “Restricted Stock” or “Restricted Stock Units.”

7. CHANGE IN CONTROL PROVISIONS.
(a)	Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:
(i)	Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the extent such acceleration is then provided for in the grant agreement or is conferred by the Administrator;

(ii)	The restrictions applicable to any outstanding Stock Award shall lapse, and the Stock relating to such Award shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant;

(iii)	All outstanding repurchase rights of the Company with respect to any outstanding Award shall terminate, except for any repurchase rights that would be triggered by a subsequent termination of employment or services by the Participant; and

(iv)	Outstanding Awards shall be subject to any purchase agreement or agreement of merger or reorganization that effects such Change in Control, which agreement shall provide for:
a)	The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

b)	The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

c)	The substitution by the surviving corporation or its parent or subsidiary of equivalent awards for the outstanding Awards; or

d)	Settlement of each vested share of Stock subject to an outstanding Award for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.
(v)	In the absence of any agreement with the Company effecting such Change in Control, each vested share of Stock subject to an outstanding Award shall be settled for the Change in Control Price (less, to the extent applicable, the per share exercise price), or, if the per share exercise price equals or exceeds the Change in Control Price, the outstanding Award shall terminate and be canceled.
(b)	Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:
(i)	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange

Act) of 40% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any Person pursuant to a transaction which complies with clauses (I), (2) and (3) of subsection (iii) of this Section 7(b); or

(ii)	Within any period of 24 consecutive months, a change in the composition of the Board such that the individuals who, immediately prior to such period, constituted the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, for purposes of this Section 7(b), that any individual who becomes a member of the Board during such period, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board, but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii)	The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which has a result of such transaction owns the Company or substantially, all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction; of the outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company, by any corporation controlled by the Company, or by such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock of the corporation resulting from such

Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction; (3) individuals who were members of the Board immediately prior to the approval by the stockholders of the Corporation of such Corporate Transaction will constitute at lease a majority of the members of the board of directors of the corporation resulting from such Corporate transaction, and (4) a Corporate Transaction which results in the Company as the surviving entity; or

(iv)	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than to a corporation pursuant to a transaction which would comply with clauses (1), (2), (3) and (4) of subsection (iii) of this Section 7(b), assuming for this purpose that such transaction were a Corporate Transaction.
          Notwithstanding the foregoing definition, in the event any then outstanding Award is determined to be a form of deferred compensation and subject to Code Section 409A, then only a Change of Control event described above which also constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treasury Regulation 1.409A-3 shall have the impact provided in Sections 7(a)(i)-(iii), 7(a)(iv)(d) and 7(a)(v) above.
(c)	Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a share of Stock in any transaction reported on The American Stock Exchange or other national securities exchange on which such shares are listed or on NASDAQ, as applicable, during the 60-day period prior to and including the date of a Change in Control, (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Stock paid in such tender or exchange offer or Corporate Transaction, and (iii) the Fair Market Value of a share of Stock upon the Change in Control. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

(d)	Participant Consent. A Participant, in the course of and as a condition to exercising a Stock Option, shall waive all rights to object to or dissent from a proposed Change in Control which is approved by the Board, and shall agree to consent and raise no objection to such approved Change in Control; and, without limiting the generality of the foregoing, the Participant shall agree to (i) vote the Participant’s share to approve the terms of such approved Change in Control and (ii) waive any appraisal rights that the Participant would have with respect to such approved Change in Control.

On and after the effective date of a Change in Control, a Participant may transfer shares of Stock acquired pursuant to the exercise of an Option; provided that in the event of a Change in Control approved by the Board, structured as a sale of shares of Stock, a Participant shall transfer all shares of Stock acquired by the Participant, pursuant to the exercise of an Option, on the same terms as the other holders of Stock of the Company.

8. MISCELLANEOUS.
(a)	Amendment. The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would adversely affect the rights of a Participant under an Award theretofore granted without the Participant’s consent, except such an amendment (i) made to avoid an expense charge to the Company or an Affiliate, (ii) made to permit the Company or an Affiliate a deduction under the Code; or (iii) made to comply with or gain exemption from any statute that would otherwise impose adverse tax consequences on the Participants. No such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by law, agreement or the rules of any stock exchange or market on which the stock is listed.

The Administrator may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall adversely affect the rights of the holder thereof without the holder’s consent.

Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interests accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Administrator may modify or adjust the right so that pooling of interests accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interests accounting.

(b)	Unfunded Status of Plan. It is intended that this Plan be an “unfunded” plan for incentive compensation. The Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments, provided that, unless the Administrator otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.

(c)	General Provisions.
(i)	The Administrator may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange or market on which the Stock is then listed and any applicable Federal or state securities law, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(ii)	Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees, directors and contract service providers.

(iii)	The adoption of the Plan shall not confer upon any employee, director, consultant, independent contractor or advisor any right to continued employment, directorship or service, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of any employee, consultant or advisor at any time.

(iv)	No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Administrator, withholding obligations may be settled with Stock, including Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment arrangements, and the Company, its Subsidiaries and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Administrator may establish such procedures as it deems appropriate for the settlement of withholding obligations with Stock.

(v)	The Administrator shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.

(vi)	Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

(vii)	he grant of an Award shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

(viii)	If any payment or right accruing to a Participant under this Plan (without the application of this Section 8(c)(viii), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate (“Total Payments”) would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code, provided, however, that the foregoing shall not apply to the extent provided otherwise in an Award or in the event the Participant is party to an agreement with the Company or an Affiliate that explicitly provides for an alternate treatment of payments or rights that would constitute “parachute payments.” The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Administrator in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Administrator in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 8(c)(viii) shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of this Plan and after reduction for only Federal income taxes. The Company shall have no liability or obligation under this Plan to reimburse or make whole any Participant for any tax, interest or penalty accruing with respect to any “parachute payment”.

(ix)	To the extent that the Administrator determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Administrator in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(x)	The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(xi)	If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(xii)	This Plan shall inure to the benefit of, and be binding upon, each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant’s heirs, legal representatives and successors.

(xiii)	This Plan and each agreement granting an Award constitute the entire agreement with respect to the subject matter hereof and thereof.

(xiv)	In the event there is an effective registration statement under the Securities Act pursuant to which shares of Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, effect any public sale or distribution of shares of Stock received, directly or indirectly, as an Award or pursuant to the exercise or settlement of an Award and shall become party to a lockup agreement if so required by the underwriters.

(xv)	None of the Company, an Affiliate or the Administrator shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company’s purchase of Stock or an Award from such holder in accordance with the terms hereof.

(xvi)	This Plan, and all Awards, agreements and actions hereunder, shall be governed by, and construed in accordance with, the laws of the state of Delaware (other than its law respecting choice of law).
9. DEFINITIONS.
     For purposes of this Plan, the following terms are defined as set forth below:
(a)	“Affiliate” means a corporation or other entity controlled by the Company and designated by the Administrator as such.

(b)	“Award” means a Stock Appreciation Right, Stock Option or Stock Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Cause” means, (i) the conviction of the Participant for committing a felony under Federal law or the law of the state in which such action occurred, (ii) dishonesty in the course of fulfilling the Participant’s duties as an employee or director of, or consultant or advisor to, the Company or (iii) willful and deliberate failure on the part of the Participant to perform such duties in any material respect. Notwithstanding the foregoing, if the Participant and the Company or the Affiliate have entered into an employment or services agreement which defines the term “Cause” (or a similar term), such definition shall govern for purposes of determining whether such Participant has been terminated for Cause for purposes of this Plan. The determination of Cause shall be made by the Administrator, in its sole discretion.

(e)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)	“Commission” means the Securities and Exchange Commission or any successor agency.

(g)	“Committee” means the Compensation Committee of Directors appointed by the Board to administer this Plan. With respect to Options granted at the time the Company is publicly held, if any, insofar as the Committee is responsible for granting Options to Participants hereunder, it shall consist solely of two or more directors, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3 and each of whom is also an “outside director” under Section 162(m) of the Code.

(h)	“Company” means Lime Energy Co., a Delaware corporation.

(i)	“Director” means a member of the Company’s Board of Directors.

(j)	“Disability” means mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate, or if the Participant is not covered by such a plan or the Participant is not an employee of the Company or an Affiliate, a mental or physical illness that renders a Participant totally and permanently incapable of performing the Participant’s duties for the Company or an Affiliate, provided, however, that a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense. Notwithstanding the foregoing, if the Participant and the Company or an Affiliate have entered into an employment or services agreement which defines the term “Disability” (or a similar term), such definition shall govern for purposes of determining whether such Participant suffers a Disability for purposes of this Plan. The determination of Disability shall be made by the Administrator, in its Sole discretion. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

(k)	“Effective Date” means April 8, 2008.

(l)	“Eligible Individual” means any officer, employee or director of the Company or a Subsidiary or Affiliate, or any consultant, independent contractor or advisor providing services to the Company or a Subsidiary or Affiliate.

(m)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(n)	“Fair Market Value” means, as of any given date, the fair market value of the Stock as determined by the Administrator or under procedures established by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value per share shall be the closing sales price per share of the Stock on The American Stock Exchange (or the principal stock exchange or market on which the Stock is then traded) on the date as of which such value is being determined or the last previous day on which a sale was reported. If the Stock is not publicly traded then Fair Market Value shall be determined by the Administrator, in its sole discretion, in accordance with Treasury Regulation 1.409A-1(b)(5)(iv) provisions applicable to the valuation of stock not readily tradeable on an established securities market, by using a reasonable valuation method and taking into consideration all relevant factors, facts and circumstances.

(o)	“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a Participant (including adoptive relationships); any person sharing the Participant’s household (other than a tenant or employee); any trust in which the Participant and any of these persons have all of the beneficial interest; any foundation in which the Participant and any of these persons control the management of the assets; any corporation, partnership, limited liability company or other entity in which the Participant and ay of these other persons are the direct and beneficial owners of all of the equity interest (provided the Participant and these other persons agree in writing to remain the direct and beneficial owners of all such equity interests); and any personal representative of the Participant upon the Participant’s death for purposes of administration of the Participant’s estate or upon the Participant’s incompetency for purposes of the protection and management of the assets of the Participant.

(p)	“Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(q)	“NASDAQ” means The NASDAQ Stock Market, including the NASDAQ National Market and the NASDAQ SmallCap Market.

(r)	“Non-Employee Director” means a Director who is not an officer or employee of the Company.

(s)	“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(t)	“Optionee” means a person who holds a Stock Option.

(u)	“Participant” means a person granted an Award.

(v)	“Representative” means (i) the person or entity acting as the executor or administrator of a Participant’s estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had his or her primary residence at the date of the Participant’s death; (ii) the person or entity acting as the guardian or temporary guardian of a Participant; (iii) the person or entity which is the beneficiary of the Participant upon or following the Participant’s death; or (iv) any person to whom an Option has been transferred with the permission of the Administrator or by operation of law; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Administrator.

(w)	“Stock” means common stock, par value $0.0001 per share, of the Company.

(x)	“Stock Appreciation Right” means a right granted under Section 5.

(y)	“Stock Award” means an Award, other than a Stock Option or Stock Appreciation Right, made in Stock or denominated in shares of Stock.

(z)	“Stock Option” means an option granted under Section 4.

(aa)	“Subsidiary” means any company during any period in which it is a “subsidiary corporation” (as such term is defined in Section 424(f) of the Code) with respect to the Company.

(bb)	“Ten Percent Holder” means any individual who owns, or is deemed to own, stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation of the Company, determined pursuant to the rules applicable to Section 422(b)(6) of the Code.

     In addition, certain other terms used herein have the definitions given to them in the first places in which they are used.
     IN WITNESS WHEREOF, this 2008 Long-Term Incentive Plan, having been first duly adopted, in hereby executed below by a duly authorized officer on behalf of the Company on this            day of                     , 2008, to take effect as provided herein.

LIME ENERGY CO.
By:
Title:

LIME ENERGY CO.
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.
The Board of Directors unanimously recommends that you vote FOR all nominees listed in Proposal 1 and FOR Proposal 2.
1.	Election of Directors: (Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, strike a line through the nominee’s name below)

David R. Asplund Gregory T. Barnum William R. Carey, Jr. Joseph F. Desmond	Richard P. Kiphart Daniel W. Parke David W. Valentine	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees
2.	To approve the adoption of the 2008 Long-Term Incentive Plan

☐ For	☐ Against	☐ Abstain
3.	To appoint BDO Seidman, LLP as independent auditors for fiscal 2008

☐ For	☐ Against	☐ Abstain
Date:                     , 2008

Signature	Signature (if held jointly)
Please date this Proxy and sign it exactly as your name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.
PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

LIME ENERGY CO.
1280 Landmeier Road
Elk Grove Village, Illinois 60007-2410
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder(s) hereby revokes all prior proxies and appoints Jeffrey R. Mistarz and Robert Meier and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Lime Energy Co. to be held at the Holiday Inn Hotel, 1000 Busse Road, Elk Grove Village, Illinois 60007 at 9:00 a.m. local time, on Wednesday, June 4, 2008, and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.
     THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND 3 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE COMPLETE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND
RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.